Exhibit 99.1

Contact:	800 S. Douglas Road, 12th Floor
J. Marc Lewis, Investor Relations	Coral Gables, Florida 33134
305-406-1815	Tel: 305-599-1800
marc.lewis@mastec.com	www.mastec.com
MasTec Reports Second Quarter 2026 Results and
Updates Full Year 2026 Financial Guidance
Second Quarter 2026 Highlights
•Revenue of $4.4 billion, a quarterly record, increased 23% year-over-year
•Record 18-month backlog of $21.4 billion increased $4.9 billion year-over-year and $1.1 billion from the prior quarter, led by significant 58% year-over-year growth in Clean Energy and Infrastructure
•Diluted EPS of $1.65 and Adjusted Diluted EPS of $2.22, both second quarter records, increased 51% and 49% year-over-year, respectively
•GAAP Net Income of $145.7 million and Adjusted EBITDA of $384.2 million, both second quarter records, increased by 62% and 40% year-over-year, respectively
•Updated Full Year Diluted EPS guidance to $6.20, a 22% year-over-year increase; Increased Full Year Adjusted Diluted EPS guidance to $9.30, a 42% year-over-year increase
Coral Gables, FL, July 30, 2026 — MasTec, Inc. (NYSE: MTZ) today announced second quarter 2026 financial results and updated full year 2026 financial guidance.
Jose R. Mas, MasTec’s CEO stated, “We once again reported a very strong quarter with excellent performance in revenue growth, margin expansion and backlog development. Strong year-over-year revenue growth of 23% was broad-based and solid execution drove margin expansion with our adjusted EBITDA margin improving 100 basis points. 18-month backlog was up $4.9 billion year-over-year, or 30%, and up $1.1 billion sequentially from the first quarter of this year to another record level.”

Mr. Mas continued, “Last week, we closed on the acquisition of The Superior Group, a premier North American full-service electrical contractor with approximately 3,000 team members. Superior is a recognized leader in building data center infrastructure and also serves a diverse set of end markets including healthcare, entertainment and industrial. Our combined service offerings allow MasTec to provide more comprehensive solutions to our customers that can enhance speed, quality and certainty of execution. I once again want to welcome The Superior Group team members to the MasTec family.”

Paul DiMarco, MasTec’s CFO added, “Our second quarter results illustrate the strength and resiliency of MasTec’s diversified operating model. The addition of Superior further enhances our capabilities and our confidence in MasTec’s ability to significantly exceed our three-year financial objectives provided at our recent Investor Day.”

Second Quarter 2026 Results

Dollars in millions, except per share amounts	2Q'26	2Q'25	Change
Revenue	$4,374	$3,545	23.4%
Operating income	$226	$158	43.1%
GAAP net income	$146	$90	61.7%
GAAP net income margin	3.3%	2.5%	80 bps
Adjusted net income	$191	$122	57.0%
Adjusted EBITDA	$384	$275	39.8%
Adjusted EBITDA margin	8.8%	7.8%	100 bps
GAAP diluted earnings per share	$1.65	$1.09	51.0%
Adjusted diluted earnings per share	$2.22	$1.49	48.8%
Cash provided by operating activities	$21	$6	280.2%
Free cash flow	$(59)	$(45)	(31.1)%
18-month backlog	$21,391	$16,452	30.0%
Second Quarter 2026 Segment Highlights
Communications

Dollars in millions, unless noted	2Q'26	2Q'25	Change
Revenue	$888.9	$836.9	6.2%
EBITDA	$73.1	$82.6	(11.6)%
EBITDA margin %	8.2%	9.9%	(170) bps
Clean Energy and Infrastructure

Dollars in millions, unless noted	2Q'26	2Q'25	Change
Revenue	$1,622.1	$1,131.4	43.4%
EBITDA	$128.2	$83.3	53.9%
EBITDA margin %	7.9%	7.4%	50 bps
Power Delivery

Dollars in millions, unless noted	2Q'26	2Q'25	Change
Revenue	$1,245.8	$1,045.6	19.2%
EBITDA	$113.0	$91.3	23.7%
EBITDA margin %	9.1%	8.7%	30 bps
Pipeline Infrastructure

Dollars in millions, unless noted	2Q'26	2Q'25	Change
Revenue	$642.8	$539.7	19.1%
EBITDA	$118.5	$62.1	91.0%
EBITDA margin %	18.4%	11.5%	690 bps

2026 Financial Guidance Update

Dollars in millions, except per share amounts	3Q'26E	Full Year 2026E
Revenue	$4,930	$18,200
GAAP net income	$176	$539
Adjusted net income	$252	$785
Adjusted EBITDA	$482	$1,600
Adjusted EBITDA margin	9.8%	8.8%
GAAP diluted earnings per share	$2.03	$6.20
Adjusted diluted earnings per share	$2.98	$9.30
Conference Call
MasTec will host a webcast of its quarterly earnings call to discuss these results on Friday, July 31, 2026 at 9:00 a.m. ET, which can be accessed through the Investors section of MasTec's website at www.mastec.com. A replay of the webcast also will be available following the live event. The slide presentation that accompanies the conference call will also be posted on the MasTec Investors page.
About MasTec
MasTec, Inc. is a leading North American infrastructure engineering and construction company focused primarily on engineering, building, installation, maintenance and upgrade of communications, energy and utility and other infrastructure. MasTec primarily operates under four business segments including Communications, serving both wireless and wireline/fiber infrastructure; Power Delivery, serving primarily utility customers in transmission and distribution markets; Pipeline Infrastructure serving energy and other customers with installation and maintenance services primarily for natural gas pipeline and distribution infrastructure; and Clean Energy and Infrastructure, providing renewable energy engineering and construction services, as well as for heavy civil and other industrial infrastructure markets. Learn more at www.mastec.com.

Consolidated Statements of Operations
(unaudited - in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$4,373,554	$3,544,705	$8,202,355	$6,392,423
Costs of revenue, excluding depreciation and amortization	3,817,270	3,109,163	7,168,167	5,645,782
Depreciation	86,096	69,934	169,377	146,159
Amortization of intangible assets	37,516	32,687	76,130	65,323
General and administrative expenses	206,470	174,819	420,677	340,868
Operating income	$226,202	$158,102	$368,004	$194,291
Interest expense, net	47,166	43,852	90,627	82,893
Equity in earnings of unconsolidated affiliates, net	(10,285)	(7,043)	(6,700)	(17,356)
Other (income) expense, net	(4,412)	500	(1,108)	(983)
Income before income taxes	$193,733	$120,793	$285,185	$129,737
Provision for income taxes	(47,995)	(30,660)	(69,784)	(27,276)
Net income	$145,738	$90,133	$215,401	$102,461
Net income attributable to non-controlling interests	15,621	4,367	24,444	6,792
Net income attributable to MasTec, Inc.	$130,117	$85,766	$190,957	$95,669

Earnings per share:
Basic earnings per share	$1.67	$1.10	$2.45	$1.23
Basic weighted average common shares outstanding	78,078	77,684	78,014	77,937

Diluted earnings per share	$1.65	$1.09	$2.42	$1.21
Diluted weighted average common shares outstanding	78,870	78,521	78,808	78,750

Consolidated Balance Sheets
(unaudited - in thousands)

	June 30, 2026	December 31, 2025
Assets
Current assets	$4,938,819	$4,329,079
Property and equipment, net	1,915,837	1,728,470
Operating lease right-of-use assets	483,182	457,270
Goodwill, net	2,359,649	2,248,992
Other intangible assets, net	729,958	656,248
Other long-term assets	498,049	503,483
Total assets	$10,925,494	$9,923,542
Liabilities and equity
Current liabilities	$3,528,949	$3,271,045
Long-term debt, including finance leases	2,573,839	2,176,372
Long-term operating lease liabilities	314,049	292,839
Deferred income taxes	514,957	478,156
Other long-term liabilities	393,717	370,609
Total liabilities	$7,325,511	$6,589,021
Total equity	$3,599,983	$3,334,521
Total liabilities and equity	$10,925,494	$9,923,542
Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Six Months Ended June 30,
	2026	2025
Net cash provided by operating activities	$120,322	$84,011
Net cash used in investing activities	(425,908)	(86,653)
Net cash provided by (used in) financing activities	225,318	(207,274)
Effect of currency translation on cash	(121)	1,065
Net decrease in cash and cash equivalents	$(80,389)	$(208,851)
Cash and cash equivalents - beginning of period	$396,030	$399,903
Cash and cash equivalents - end of period	$315,641	$191,052

Backlog by Reportable Segment (unaudited - in millions)	June 30, 2026	March 31, 2026	June 30, 2025
Communications	$5,461	$5,501	$5,008
Clean Energy and Infrastructure	7,791	7,279	4,922
Power Delivery	6,347	6,222	5,062
Pipeline Infrastructure	1,792	1,326	1,460
Other	—	—	—
Estimated 18-month backlog	$21,391	$20,328	$16,452
Backlog is a common measurement used in our industry. Our methodology for determining backlog may not, however, be comparable to the methodologies used by others. Estimated backlog represents the amount of revenue we expect to realize over the next 18 months from future work on uncompleted construction contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. Our estimated backlog also includes amounts under master service and other service agreements and our proportionate share of estimated revenue from proportionately consolidated non-controlled contractual joint ventures. Estimated backlog for work under master service and other service agreements is determined based on historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
Segment Information	2026	2025	2026	2025
Revenue by Reportable Segment
Communications	$888.9	$836.9	$1,691.0	$1,517.8
Clean Energy and Infrastructure	1,622.1	1,131.4	2,951.6	2,047.2
Power Delivery	1,245.8	1,045.6	2,292.0	1,945.3
Pipeline Infrastructure	642.8	539.7	1,325.3	896.2
Other	—	—	—	—
Eliminations (b)	(26.0)	(8.9)	(57.5)	(14.1)
Consolidated revenue	$4,373.6	$3,544.7	$8,202.4	$6,392.4

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Adjusted EBITDA and EBITDA Margin by Segment
EBITDA	$364.5	8.3%	$267.3	7.5%	$621.3	7.6%	$424.1	6.6%
Non-cash stock-based compensation expense (a)	11.5	0.3%	9.4	0.3%	19.8	0.2%	16.3	0.3%
Changes in fair value of acquisition-related contingent items (a)	8.2	0.2%	(1.8)	(0.1)%	18.9	0.2%	(2.0)	(0.0)%
Impairments of equity method investments (a)	—	—%	—	—%	7.9	0.1%	—	—%
Adjusted EBITDA	$384.2	8.8%	$274.8	7.8%	$667.9	8.1%	$438.5	6.9%
Segment:
Communications	$73.1	8.2%	$82.6	9.9%	$119.9	7.1%	$129.4	8.5%
Clean Energy and Infrastructure	128.2	7.9%	83.3	7.4%	217.2	7.4%	140.4	6.9%
Power Delivery	113.0	9.1%	91.3	8.7%	185.0	8.1%	142.7	7.3%
Pipeline Infrastructure	118.5	18.4%	62.1	11.5%	263.4	19.9%	106.6	11.9%
Other	13.6	NM	7.2	NM	11.0	NM	15.2	NM
Eliminations (b)	(4.2)	NM	—	NM	(9.4)	NM	—	NM
Segment Total	$442.2	10.1%	$326.5	9.2%	$787.1	9.6%	$534.3	8.4%
Corporate	(57.9)	—	(51.7)	—	(119.2)	—	(95.8)	—
Adjusted EBITDA	$384.2	8.8%	$274.8	7.8%	$667.9	8.1%	$438.5	6.9%
NM - Percentage is not meaningful
(a)Non-cash stock-based compensation expense and changes in fair value of acquisition-related contingent items are included within Corporate, while impairments of equity method investments are included within the Other segment EBITDA.
(b)Represents intersegment eliminations and adjustments related to transactions entered into in the normal course of business.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
EBITDA and Adjusted EBITDA Reconciliation
Net income	$145.7	3.3%	$90.1	2.5%	$215.4	2.6%	$102.5	1.6%
Interest expense, net	47.2	1.1%	43.9	1.2%	90.6	1.1%	82.9	1.3%
Provision for income taxes	48.0	1.1%	30.7	0.9%	69.8	0.9%	27.3	0.4%
Depreciation	86.1	2.0%	69.9	2.0%	169.4	2.1%	146.2	2.3%
Amortization of intangible assets	37.5	0.9%	32.7	0.9%	76.1	0.9%	65.3	1.0%
EBITDA	$364.5	8.3%	$267.3	7.5%	$621.3	7.6%	$424.1	6.6%
Non-cash stock-based compensation expense	11.5	0.3%	9.4	0.3%	19.8	0.2%	16.3	0.3%
Changes in fair value of acquisition-related contingent items	8.2	0.2%	(1.8)	(0.1)%	18.9	0.2%	(2.0)	(0.0)%
Impairments of equity method investments	—	—%	—	—%	7.9	0.1%	—	—%
Adjusted EBITDA	$384.2	8.8%	$274.8	7.8%	$667.9	8.1%	$438.5	6.9%

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted Net Income Reconciliation	2026	2025	2026	2025
Net income	$145.7	$90.1	$215.4	$102.5
Adjustments:
Non-cash stock-based compensation expense	11.5	9.4	19.8	16.3
Amortization of intangible assets	37.5	32.7	76.1	65.3
Changes in fair value of acquisition-related contingent items	8.2	(1.8)	18.9	(2.0)
Impairments of equity method investments	—	—	7.9	—
Total adjustments, pre-tax	$57.2	$40.2	$122.7	$79.7
Income tax effect of adjustments (a)	(12.3)	(8.9)	(29.4)	(18.3)
Adjusted net income	$190.6	$121.5	$308.7	$163.9
Net income attributable to non-controlling interests	15.6	4.4	24.4	6.8
Adjusted net income attributable to MasTec, Inc.	$175.0	$117.1	$284.2	$157.1

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted Diluted Earnings per Share Reconciliation	2026	2025	2026	2025
Diluted earnings per share	$1.65	$1.09	$2.42	$1.21
Adjustments:
Non-cash stock-based compensation expense	0.15	0.12	0.25	0.21
Amortization of intangible assets	0.48	0.42	0.97	0.83
Changes in fair value of acquisition-related contingent items	0.10	(0.02)	0.24	(0.02)
Impairments of equity method investments	—	—	0.10	—
Total adjustments, pre-tax	$0.73	$0.51	$1.56	$1.01
Income tax effect of adjustments (a)	(0.16)	(0.11)	(0.37)	(0.23)
Adjusted diluted earnings per share	$2.22	$1.49	$3.61	$1.99
(a)Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

Calculation of Net Debt	June 30, 2026	December 31, 2025
Current portion of long-term debt, including finance leases	$166.4	$154.3
Long-term debt, including finance leases	2,573.8	2,176.4
Total debt	$2,740.2	$2,330.7
Less: cash and cash equivalents	(315.6)	(396.0)
Net debt	$2,424.6	$1,934.7

	Six Months Ended June 30,
Free Cash Flow Reconciliation	2026	2025
Net cash provided by operating activities	$120.3	$84.0
Capital expenditures	(188.3)	(111.1)
Proceeds from sales of property and equipment	20.4	26.7
Free cash flow	$(47.6)	$(0.4)

EBITDA and Adjusted EBITDA Reconciliation	Guidance for the Year Ended December 31, 2026 Est.		For the Year Ended December 31, 2025		For the Year Ended December 31, 2024
Net income	$539	3.0%	$422.0	3.0%	$199.4	1.6%
Interest expense, net	205	1.1%	173.0	1.2%	193.3	1.6%
Provision for income taxes	172	0.9%	93.4	0.7%	51.5	0.4%
Depreciation	360	2.0%	295.9	2.1%	366.8	3.0%
Amortization of intangible assets	254	1.4%	131.2	0.9%	139.9	1.1%
EBITDA	$1,531	8.4%	$1,115.5	7.8%	$950.8	7.7%
Non-cash stock-based compensation expense	42	0.2%	34.0	0.2%	32.7	0.3%
Loss on extinguishment of debt	—	—%	—	—%	11.3	0.1%
Changes in fair value of acquisition-related contingent items	19	0.1%	0.7	0.0%	10.7	0.1%
Impairments of equity method investments	8	0.0%	—	—%	—	—%
Adjusted EBITDA	$1,600	8.8%	$1,150.1	8.0%	$1,005.6	8.2%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

Adjusted Net Income Reconciliation	Guidance for the Year Ended December 31, 2026 Est.	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Net income	$539	$422.0	$199.4
Adjustments:
Non-cash stock-based compensation expense	42	34.0	32.7
Amortization of intangible assets	254	131.2	139.9
Loss on extinguishment of debt	—	—	11.3
Changes in fair value of acquisition-related contingent items	19	0.7	10.7
Impairments of equity method investments	8	—	—
Total adjustments, pre-tax	$323	$165.9	$194.6
Income tax effect of adjustments (a)	(78)	(44.7)	(44.8)
Statutory and other tax rate effects (b)	—	(5.0)	(0.9)
Adjusted net income	$785	$538.2	$348.3
Net income attributable to non-controlling interests	47	23.0	36.6
Adjusted net income attributable to MasTec, Inc.	$738	$515.2	$311.7

Adjusted Diluted Earnings per Share Reconciliation	Guidance for the Year Ended December 31, 2026 Est.	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Diluted earnings per share	$6.20	$5.07	$2.06
Adjustments:
Non-cash stock-based compensation expense	0.53	0.43	0.41
Amortization of intangible assets	3.20	1.67	1.77
Loss on extinguishment of debt	—	—	0.14
Changes in fair value of acquisition-related contingent items	0.24	0.01	0.14
Impairments of equity method investments	0.10	—	—
Total adjustments, pre-tax	$4.07	$2.11	$2.47
Income tax effect of adjustments (a)	(0.98)	(0.57)	(0.57)
Statutory and other tax rate effects (b)	—	(0.06)	(0.01)
Adjusted diluted earnings per share	$9.30	$6.55	$3.95
(a)Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.
(b)Represents the effects of statutory and other tax rate changes for the years ended December 31, 2025 and 2024.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

EBITDA and Adjusted EBITDA Reconciliation	Guidance for the Three Months Ended September 30, 2026 Est.		For the Three Months Ended September 30, 2025
Net income	$176	3.6%	$166.5	4.2%
Interest expense, net	58	1.2%	45.4	1.1%
Provision for income taxes	55	1.1%	45.1	1.1%
Depreciation	93	1.9%	71.8	1.8%
Amortization of intangible assets	89	1.8%	32.7	0.8%
EBITDA	$471	9.5%	$361.6	9.1%
Non-cash stock-based compensation expense	12	0.2%	9.3	0.2%
Changes in fair value of acquisition-related contingent items	—	—%	2.5	0.1%
Adjusted EBITDA	$482	9.8%	$373.5	9.4%

Adjusted Net Income Reconciliation	Guidance for the Three Months Ended September 30, 2026 Est.	For the Three Months Ended September 30, 2025
Net income	$176	$166.5
Adjustments:
Non-cash stock-based compensation expense	12	9.3
Amortization of intangible assets	89	32.7
Changes in fair value of acquisition-related contingent items	—	2.5
Total adjustments, pre-tax	$101	$44.6
Income tax effect of adjustments (a)	(24)	(10.2)
Adjusted net income	$252	$200.9
Net income attributable to non-controlling interests	13	5.8
Adjusted net income attributable to MasTec, Inc.	$239	$195.1

Adjusted Diluted Earnings per Share Reconciliation	Guidance for the Three Months Ended September 30, 2026 Est.	For the Three Months Ended September 30, 2025
Diluted earnings per share	$2.03	$2.04
Adjustments:
Non-cash stock-based compensation expense	0.15	0.12
Amortization of intangible assets	1.11	0.42
Changes in fair value of acquisition-related contingent items	—	0.03
Total adjustments, pre-tax	$1.26	$0.57
Income tax effect of adjustments (a)	(0.30)	(0.13)
Adjusted diluted earnings per share	$2.98	$2.48
(a)Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

The tables may contain slight summation differences due to rounding.
MasTec uses EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin, as well as Adjusted Net Income, Adjusted Net Income attributable to MasTec, Inc., Adjusted Diluted Earnings Per Share, Net Debt and Free Cash Flow, to evaluate our performance, both internally and as compared with its peers, because these measures exclude certain items that may not be indicative of its core operating results, as well as items that can vary widely across different industries or among companies within the same industry. MasTec believes that these measures provide a baseline for analyzing trends in its underlying business. MasTec believes that these non-U.S. GAAP financial measures provide meaningful information and help investors understand its financial results and assess its prospects for future performance. Because non-U.S. GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-U.S. GAAP financial measures having the same or similar names. These financial measures should not be considered in isolation from, as substitutes for, or alternative measures of, reported net income or diluted earnings per share, net income as a percentage of revenue or total debt or net cash provided by operating activities, and should be viewed in conjunction with the most comparable U.S. GAAP financial measures and the provided reconciliations thereto. MasTec believes these non-U.S. GAAP financial measures, when viewed together with its U.S. GAAP results and related reconciliations, provide a more complete understanding of its business. Investors are strongly encouraged to review MasTec's consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include, but are not limited to, statements relating to expectations regarding the future financial and operational performance of MasTec or Superior; expectations regarding the projected impact and benefits of Superior on MasTec's operating or financial results; expectations regarding MasTec's or Superior's business or financial outlook; expectations regarding MasTec's plans, strategies and opportunities; expectations regarding opportunities, technological developments, competitive positioning, future economic conditions and other trends in particular markets or industries; the potential strategic benefits and synergies from the acquisition of Superior; MasTec's ability to successfully integrate the operations of Superior; the impact of inflation on MasTec's costs and the ability to recover increased costs, as well as other statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors in addition to those mentioned above, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Other factors that might cause such a difference include, but are not limited to: our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; market conditions, including rising or elevated levels of inflation or interest rates, regulatory or policy changes, including permitting processes, tax incentives and government funding programs that affect us or our customers' industries, access to capital, material and labor costs, supply chain issues and technological developments, all of which may affect demand for our services; changes to governmental programs and spending policies, changes to the amounts provided for under the Infrastructure Investment and Jobs Act and/or Inflation Reduction Act, including the potential for reduced support for renewable energy projects, such as a result of the One Big Beautiful Bill Act, or changes in U.S or foreign tax laws, statutes, rules, regulations or ordinances; tariff and trade actions, including retaliatory trade actions, by the United States (U.S.) and/or other countries on U.S. exports or bans by foreign countries on certain of their exports; project delays due to permitting processes, compliance with environmental and other regulatory requirements and challenges to the granting of project permits, which could cause increased costs and delayed or reduced revenue; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including potential economic downturns, inflationary issues, tariff effects, the availability and cost of financing, supply chain disruptions, climate-related matters, customer consolidation in the industries we serve and/or the effects of public health matters; activity in the industries we serve and the impact on the expenditure levels of our customers of, among other items, fluctuations in commodity prices, including for fuel and energy sources, fluctuations in the cost of materials, labor, supplies or equipment, and/or supply-related issues that affect availability or cause delays for such items; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; risks related to completed or potential acquisitions, including our ability to integrate acquired businesses within expected timeframes, including their business operations, internal controls and/or systems, which may be found to have material weaknesses, and our ability to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, as well as the risk of potential asset impairment charges and write-downs of goodwill; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, our ability to enforce any noncompetition agreements, and our ability to maintain a workforce based upon current and anticipated workloads; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the adequacy of our insurance, legal and other reserves; adverse climate and weather events, such as the risk of wildfires, that increase operational and legal risks in certain locations where we perform services, could increase the potential liability and related costs associated with such operations; the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; the effect of regulatory initiatives, including risks related to and the costs of compliance with existing and potential future sustainability requirements, including with respect to climate-related matters; the timing and extent of fluctuations in operational, geographic and weather factors, including from climate-related events, that affect our customers, projects and the industries in which we operate; requirements of and restrictions imposed by our credit facility, term loans, senior notes and any future loans or securities; systems and information technology interruptions and/or data security breaches that could adversely affect our ability to operate, our operating results, our data security or our reputation, or other cybersecurity-related matters; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks associated with potential environmental issues and other hazards from our operations; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investments; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience, including as a result of shares we may issue as purchase consideration in connection with acquisitions, or as a result of other stock issuances; our ability to obtain performance and surety bonds; risks associated with operating in or expanding into additional international markets, including risks from increased tariffs, fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with our internal controls over financial reporting; risks related to a small number of our existing shareholders having the ability to influence major corporate decisions, as well as other risks detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this press release to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.